PROXY



                         Surgical Care Affiliates, Inc.

               SPECIAL MEETING OF STOCKHOLDERS -- January 17, 1996
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS



   The undersigned hereby appoints Joel C. Gordon, William J. Hamburg or Tarpley
B. Jones, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $0.25 per share of Surgical Care Affiliates, Inc. ("SCA") which the undersigned could vote if personally present at the Special Meeting of Stockholders of SCA to be held at SCA's offices at Suite 610, 102 Woodmont Boulevard, Nashville, Tennessee, on January 17, 1996, at 10:00 a.m., C.S.T., and any adjournment thereof:

                  (Continued and to be signed on other side)

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      Common


   1. Approval and adoption of an Amended and Restated Plan and Agreement of Merger, dated October 9, 1995, attached as Annex A to the Prospectus-Joint Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which SCA Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH"), will merge with and into SCA, and stockholders of SCA will receive a specified number of shares of HEALTHSOUTH Common Stock for each share of SCA Common Stock surrendered for exchange, all as described in said Prospectus-Joint Proxy Statement.



FOR                               AGAINST                              ABSTAIN
[ ]                                 [ ]                                  [ ]

   2. In their discretion to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.



   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.

Dated:
      ---------------------------------

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Signature(s)

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(Please  sign  exactly  and  as  fully  as  your  name  appears  on  your  stock certificate. If shares are held jointly, each stockholder should sign.)




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